Exhibit 5.1

[Letterhead of Wachtell, Lipton, Rosen & Katz]

November 15, 2023

Westrock Coffee Company
4009 N. Rodney Parham Rd., 3rd Floor

Little Rock, Arkansas 72212

Re: Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Westrock Coffee Company, a Delaware corporation (the “Company”), in connection with its filing on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the following:

(a) the registration for issue and sale by the Company of up to $500,000,000 aggregate offering amount of (a) shares of the Company’s common stock, $0.01 par value per share (“Common Shares”), (b) shares of one more series of the Company’s preferred stock, par value $0.01 par value per share (“Preferred Shares”), (c) depositary shares of the Company representing a fractional interest in a Preferred Share (“Depositary Shares”), (d) warrants to purchase Common Shares, Preferred Shares or Depositary Shares (“Warrants”) and (e) units comprised of Common Shares, Preferred Shares Warrants and other securities in any combination (“Units”), pursuant to a base prospectus (the “Universal Base Prospectus”), which will be supplemented by one or more prospectus supplements (each such prospectus supplement, together with the Universal Base Prospectus, a “Primary Issuance Prospectus”);

November 15, 2023

(b) the registration for issue by the Company from time to time of up to 19,144,120 Common Shares issuable upon the exercise of the outstanding warrants (the “Existing Warrants”) to purchase Common Shares (the “Warrant Shares”)

(c) the registration for offer and sale by the selling securityholders named in the third prospectus in the Registration Statement of up to 89,918,811 issued and outstanding Common Shares (including Common Shares underlying shares of the Company’s series A convertible preferred stock, par value $0.01 per share, and warrants to purchase Common Shares) from time to time in one or more offerings (the “Resale Shares”).

The Common Shares, Preferred Shares, Warrants, Depositary Shares, Units, Warrant Shares and Resale Shares are referred to herein collectively as the “Securities”.

In rendering the opinions stated herein, we have examined and relied upon the following:

(a)	the Registration Statement;

(b)	the Certificate of Incorporation of the Company, filed as Exhibit 4.1 to the Registration Statement;

(c)	the Bylaws of the Company, filed as Exhibit 4.2 to the Registration Statement; and

(d)	the Amended and Restated Warrant Agreement by and among the Company, Computershare Inc. and Computershare Trust Company, N.A., filed as Exhibit 4.3 to the Registration Statement (the “Warrant Agreement”).

This opinion is provided pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus, other than as expressly stated herein with respect to the issuance of the Securities.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others and such other documents as we have deemed necessary or appropriate as a basis for the opinions stated below.

In this opinion, we have relied, with your consent, upon oral and written representations of officers of the Company and certificates of officers of the Company and public officials with respect to the accuracy of the factual matters addressed in such representations and certificates. In addition, in rendering this opinion, we have assumed without verification the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity of certified copies submitted to us with the original documents to which such certified copies relate and the legal capacity of all individuals executing any of the foregoing documents.

The opinions stated herein presume that (a) at or prior to the delivery of any Securities, being registered under the Registration Statement, the Registration Statement, as finally amended (including all necessary post-effective amendments), will have become effective under the Act and (b) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware (the “DGCL”).

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that:

1.	With respect to a Primary Issuance Prospectus:

a.	When an issuance of Common Shares has been duly authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s Certificate of Incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such shares of Common Stock will be validly issued, fully paid and nonassessable.

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November 15, 2023

b.	When a series of Preferred Shares has been duly established in accordance with the terms of the Company’s Certificate of Incorporation and authorized by all necessary corporate action of the Company, upon issuance, delivery and payment therefor in an amount not less than the par value thereof in the manner contemplated by the applicable Prospectus and by such corporate action, and in total amounts and numbers of shares that do not exceed the respective total amounts and numbers of shares (a) available under the Company’s Certificate of Incorporation, and (b) authorized by the board of directors in connection with the offering contemplated by the applicable Prospectus, such Preferred Shares will be validly issued, fully paid and nonassessable.

c.	With respect to the Depositary Shares, when: (a) the Company’s board of directors has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof, and related matters, including the adoption of a Certificate relating to the Preferred Shares underlying such Depositary Shares and the filing of the Certificate with the Secretary of State of the State of Delaware; (b) the Deposit Agreement (the “Deposit Agreement”) or agreements relating to the Depositary Shares and the related Depositary Receipts (the “Depositary Receipts”) have been duly authorized and validly executed and delivered by the Company and the depositary appointed by the Company; (c) the Preferred Shares underlying such Depositary Shares have been deposited with a bank or trust company (which meets the requirements for the depositary set forth in the Registration Statement) under the applicable Deposit Agreement; and (d) the Depositary Receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the appropriate Deposit Agreement and the applicable definitive purchase, underwriting or similar agreement approved by the company’s board of directors upon payment of the consideration therefor provided for therein, the Depositary Shares will be validly issued, and will entitle their holders to the rights specified in the Deposit Agreement and the Depositary Receipts.

d.	When the applicable warrant agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Warrants have been duly established in accordance with the terms of the applicable warrant agreement and authorized by all necessary corporate action of the Company, and such Warrants have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable warrant agreement and in the manner contemplated by the applicable Primary Issuance Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Warrants have been duly authorized and reserved for issuance by all necessary corporate action), such Warrants will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

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November 15, 2023

e.	When the applicable unit agreement has been duly authorized, executed and delivered by all necessary corporate action of the Company, and when the specific terms of a particular issuance of Units have been duly authorized in accordance with the terms of the applicable unit agreement and authorized by all necessary corporate action of the Company, and such Units have been duly executed, authenticated, issued and delivered against payment therefor in accordance with the terms of the applicable unit agreement and in the manner contemplated by the applicable Primary Issuance Prospectus and by such corporate action (assuming the securities issuable upon exercise of such Units have been duly authorized and reserved for issuance by all necessary corporate action), such Units will be the legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

2.	Upon the exercise of the holders of the Existing Warrants and the payment of the exercise price for the Existing Warrants pursuant to and in accordance with the terms of the Warrant Agreement, the Warrant Shares will be validly issued, fully paid and nonassessable.

3.	The Resale Shares have been duly authorized by all necessary corporate action of the Company and are validly issued, fully paid and nonassessable.

The opinions stated herein are subject to the effects of (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally, (b) general equitable principles (whether considered in a proceeding in equity or at law), and (c) an implied covenant of good faith and fair dealing. We express no opinion as to whether, or the extent to which, the laws of any particular jurisdiction apply to the subject matter hereof.

We have not considered, and we express no opinion as to any law other than the laws of the State of the New York and the DGCL (including the statutory provisions and reported judicial decisions interpreting the foregoing).

We hereby consent to be named in the Registration Statement and in the related prospectus contained therein as the attorneys who passed upon the legality of the Securities being registered pursuant to the Registration Statement and to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act. This opinion speaks as of its date, and we undertake no (and hereby disclaim any) obligation to update this opinion.

Very truly yours,

/s/ Wachtell, Lipton, Rosen & Katz

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